TRADEMARK LICENSE AGREEMENT
     Whereas, the U.S. Securities and Exchange Commission ("SEC") has adopted and is using the trademark EDGAR (the "Mark"), and has used the Mark continuously in commerce since September 24, 1984; and
     Whereas, National EDGAR Services, Inc. ("Licensee") desires to use the Mark as part of the mark(s) and name(s) listed on Schedule A hereto (the "Licensed Marks") in connection with Licensee's services listed on Schedule A hereto (the "Licensed Services").
     Now, therefore, in consideration of the mutual promises herein contained, it is agreed that:
     1.     Grant  of  License
            ------------------
          1.1 The SEC hereby grants to Licensee a non-exclusive, non-assignable, royalty-free license to use the Licensed Marks in connection with the Licensed Services, subject to the terms of this Trademark License Agreement ("Agreement").
          1.2 Nothing contained herein shall prevent the SEC from licensing third-parties to use EDGAR-formative marks and names not identical to the Licensed Marks.
     2.     Quality  Control
            ----------------
          2.1 Before Licensee uses the Licensed Marks in connection with the offering, selling, rendering, promoting or marketing of the Licensed Services, it shall send at its own expense a representative sampling of items showing each proposed use of the Licensed Marks to the SEC and obtain the SEC's approval of the proposed use. The SEC may from time to time thereafter request in writing samples of additional representative items showing Licensee's use of the Licensed Marks. Licensee shall provide such items at its own expense within ten
(10) days following such request. In either case, the SEC shall review said items within twenty (20) days of receipt to determine if they comply with this Agreement. If the SEC has not objected in writing within twenty (20) days following receipt of any items provided as required herein, they shall be deemed approved.
          2.2 The SEC shall have the right, at all reasonable times, to inspect Licensee's Licensed Services and associated promotional and advertising materials employing the Licensed Marks to determine whether such use is of proper quality and otherwise consistent with the requirements of this Agreement.
          2.3 The Licensed Services shall be offered, sold, advertised, promoted, rendered, and distributed in accordance with all applicable national, state, local, and other laws and regulations. The SEC's approval of any advertising or promotional material bearing the Licensed Marks shall not mean that the SEC has determined that such materials conform to the laws or regulations of any jurisdiction.
     3.     Duration,  Termination,  and  Renewal
            -------------------------------------
          3.1 The initial term of this Agreement is five (5) years from the date of complete execution. This Agreement may be renewed for successive five
(5)-year terms by the mutual written consent of both parties and the execution of a valid Renewal Agreement, provided Licensee has complied with the quality control provisions of this Agreement. The SEC shall not unreasonably withhold its consent to renewal of this Agreement. Upon termination or expiration of this Agreement, all rights of Licensee to use the Licensed Marks shall immediately terminate, and Licensee shall voluntarily abandon or cancel as applicable all trademark applications and registrations and domain name applications and registrations listed on Schedule A hereto within 30 days after the termination or expiration of this Agreement.
          3.2 This Agreement shall terminate immediately without notice if Licensee is sold, or if Licensee files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the Licensee discontinues its business or a receiver is appointed for the Licensee or for the Licensee's business and such receiver is not discharged within thirty (30) days.
          3.3 In the event of a breach of any of the terms and conditions of this Agreement by Licensee, the SEC shall give Licensee written notice of such breach. In the event Licensee does not cure such breach within thirty (30) days, the SEC may immediately terminate this Agreement and shall notify Licensee in writing of such termination within five (5) days of such termination.
     4.     Validity  of  Ownership  of  Mark
            ---------------------------------
          4.1 It is understood and agreed that the SEC is the sole and exclusive owner of all right, title, and interest in and to the Mark, and that all use of the Mark within the Licensed Marks by Licensee shall inure to the benefit of the SEC. Licensee shall acquire no right, title, or interest of any kind or nature whatsoever in or to the Mark or the goodwill associated therewith. It is further understood and agreed that the SEC shall acquire no right, title, or interest in or to the terms "National" and "Services" as they appear in the Licensed Marks. Licensee shall not file any trademark applications for the Licensed Marks without first obtaining the SEC's written consent, which consent shall not be unreasonably withheld. Licensee agrees that it shall not obtain any rights to the Mark by itself by virtue of any trademark registrations obtained for the Licensed Marks pursuant to this provision.
          4.2 Licensee agrees not to contest or otherwise challenge or attack the SEC's rights in or registrations for the Mark or the validity of the license granted herein during the term of this Agreement and thereafter. Licensee further agrees not to do anything, either by act of omission or commission or directly or indirectly, which might impair, jeopardize, infringe or violate the Mark, and agrees not to misuse or bring the Mark into disrepute.
          4.3 Licensee agrees to cooperate with and assist the SEC in protecting and enforcing the SEC's rights to the Mark. Licensee shall promptly inform the SEC of any infringement or imitation of the Mark that comes to its attention, and cooperate with the SEC in any such matters. The SEC shall have the sole right at its own expense to determine whether or not any action shall be taken on account of any such violation. The SEC shall receive all amounts awarded as damages, profits, settlement proceeds or otherwise in connection with such claims or suites brought by the SEC.
          4.4 Licensee shall not take any legal action against any EDGAR-formative marks or names that Licensee believes violate its rights in the Licensed Marks without the prior written consent of the SEC, which consent shall not be unreasonably withheld. Should the SEC grant such consent, the SEC shall have the right to participate in the litigation and shall have the right to approve any settlements. Said approval shall not be unreasonably withheld.

     5.     Use  of  the  Licensed  Marks
            -----------------------------
          5.1 In using the Licensed Marks, Licensee shall clearly indicate that the Mark is the property of the SEC. Licensee shall display this notice conspicuously, in the form shown below, where possible, but at a minimum shall display it in conjunction with Licensee's initial use of the Licensed Marks within each of its products, services, or advertising or promotional materials (e.g., on the first or welcome screen of any on-line computer service or
 ----
software  product,  on the cover or first page of any user manual or promotional
 ----
material, and after the first reference to the mark in any advertisement or promotional piece):
"EDGAR" is a trademark of the U.S. Securities and Exchange Commission. National EDGAR Services, Inc. is not affiliated with or approved by the U.S. Securities and Exchange Commission."

     5.2 Licensee's use of the Licensed Marks shall not be portrayed, directly or indirectly, as an endorsement or recommendation by the SEC of
Licensee  or  any  of  Licensee's  products  or  services.
     6.     Governing  Law
            --------------
          This Agreement shall be interpreted in accordance with the federal common law as interpreted by the U.S. District Court for the District of Columbia and its reviewing courts.

     7.     Indemnification
            ---------------
          Licensee agrees to indemnify and hold the SEC harmless from any and all claims, demands, causes of action, damages, judgments and attorney's fees and costs arising from Licensee's offering, selling, promoting, advertising, rendering and/or distribution of the Licensed Services and from Licensee's use of the Licensed Marks.
     8.     Notice
            ------
          All notices, requests, demands and other communications that are required or permitted to be given to the parties under this Agreement shall be in writing, delivered personally or sent by overnight courier or registered mail, return receipt requested, postage prepaid, to the addresses set forth below or as such other addresses specified by the parties, and shall be deemed to have been given upon the delivery thereof:

If  to  the  SEC:        U.S.  Securities  and  Exchange  Commission
                         450  Fifth  Street,  N.W.
                         Washington,  D.C.  20549-0207

                         Attn:     Associate  General  Counsel
                         for  Litigation  and  Administrative  Practice


If  to  Licensee:        National  EDGAR  Services,  Inc.
                         938  Howe  Street
                         Suite  402
                         Vancouver,  British  Columbia
                         V6Z  1N9  Canada

                         Attn:     Scott  Kerr
                         President

                          -and-

                         Kaplan  Gottbetter  &  Levenson,  LLP
                         630  Third  Avenue
                         New  York,  New  York  10017-6705

                         Attn:     Adam  S.  Gottbetter,  Esq.




     9.     Authority  to  Bind
            -------------------
          Each of the parties hereto warrants and represents that the person(s) executing this Agreement on its behalf has full authority to execute this
Agreement  and  to  bind  it  as  a  party  to  this  Agreement.
     10.     Assignability
             -------------
          This Agreement shall be binding in all respects upon the parties hereto, their subsidiaries, related companies, officers, directors, stockholders, successors, permitted assigns, employees, agents, and all parties in privity with or claiming under them. Licensee shall not assign or sublicense any of its rights under this Agreement without the prior written consent of the SEC.
     11.     Amendment
             ---------
     This Agreement and Schedule A hereto express the entire understanding between the parties concerning its subject matter, and may not be modified except by a written instrument signed by all parties. The failure of a party to insist upon adherence to any term of this Agreement shall not be considered a waiver or deprive the party of the right thereafter to insist upon strict adherence to that term or any other term in this Agreement.

     12.     Representations
             ---------------
          12.1 This Agreement is executed voluntarily and without any duress or undue influence on the parties or their officers, employees, agents, or attorneys and no party is relying on any inducement, promises, or representations made by any other party or any of its officers, employees, agents, or attorneys other than as set forth in this Agreement.
          12.2 Licensee acknowledges that it selected, adopted, and cleared the Licensed Marks, and that the SEC was not involved in any way in the selection, adoption, or clearance of the Licensed Marks. By granting a license to Licensee to use the Licensed Marks, the SEC is not making any determination, rendering any opinion, or making any representation or warranty as to the availability of the Licensed Marks, for use or registration in the United States or any other country. Licensee uses and registers the Licensed Marks solely at its own risk.
     13.     Headings
             --------
          All headings used in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.


U.S.  SECURITIES  AND                 NATIONAL  EDGAR  SERVICES,  INC.
EXCHANGE  COMMISSION


  /s/  Richard  D.  Heroux            By:   /s/  Scott  Kerr
--------------------------                ------------------
RICHARD  D.  HEROUX
Office of  Information Technology     Name: SCOTT  KERR
                                      Title:  President

DATED:    10/25/02          DATED:    10/16/2002
         ----------                  ------------

                    SCHEDULE A TO TRADEMARK LICENSE AGREEMENT

1.     List  of  Licensed  Marks
       -------------------------

     National  EDGAR  Services,  Inc.
     NATIONAL  EDGAR  SERVICES
     Nationaledgar.com



2.     List  of  Licensed  Services
       ----------------------------
Preparation and electronic transmission of regulatory agency documents to the SEC for individuals and businesses.